                                  EXHIBIT 21.1

                         SUBSIDIARIES OF SYNOPSYS, INC.


SUBSIDIARY NAME                             JURISDICTION OF INCORPORATION
Nihon Synopsys K.K.                                  Japan
Synopsys GmbH                                        Germany
Synopsys Holding Co.                                 U.S.A.
Synopsys (India) Pvte. Ltd.                          India
Synopsys International, Inc.                         U.S. Virgin Islands
Synopsys Italia, SRL                                 Italy
Synopsys Korea, Inc.                                 Korea
Synopsys (Northern Europe) Ltd.                      United Kingdom
Synopsys SARL                                        France
Synopsys Scandinavia AB                              Sweden
Synopsys Singapore Pte. Ltd.                         Singapore
Synthesis and Optimisation Systems Ltd.              Israel
CIDA Technology, Inc.                                U.S.A.
EPIC International FSC, Inc.                         Barbados